As filed with the Securities and Exchange Commission on August __, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BRUSH ENGINEERED MATERIALS INC.

(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1919973
(State or Other Jurisdiction Identification No.)	(I.R.S. Employer of Incorporation or Organization)

17876 St. Clair Avenue, Cleveland, Ohio 44110
(Address of Principal Executive Offices Including Zip Code)

BRUSH ENGINEERED MATERIALS INC. SAVINGS AND INVESTMENT PLAN
(Full Title of the Plan)

Michael C. Hasychak
Vice President, Secretary and Treasurer
Brush Engineered Materials Inc.
17876 St. Clair Avenue
Cleveland, Ohio 44110
(Name and Address of Agent For Service)

(216) 486-4200
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum	Amount of
Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee

Common Stock, no par value (2)	3,000,000	$16.50	$49,500,000	$5,826.15

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee, based in accordance with Rule 457(h) under the Securities Act, on the average of the high and low prices as reported on the New York Stock Exchange on July 28, 2005, within five business days prior to filing.

(3)	Each common share includes an associated right (“Right”) to purchase Series A Junior Participating Preferred Stock of Brush Engineered Materials Inc. The terms of the Rights are described in the Form 8-A filed by the Registrant on May 16, 2000, as amended by the Form 8-812B/A filed by the Registrant on December 13, 2004.

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 3,000,000 additional shares of common stock, no par value (the “Common Stock”), of Brush Engineered Materials Inc., an Ohio corporation (the “Registrant”), issuable pursuant to the Brush Engineered Materials Inc. Savings and Investment Plan (the “Plan”). The Registrant’s previously filed Registration Statements on Forms S-4 and S-8 (Nos. 333-95917 and 333-88994) as filed with the Securities and Exchange Commission on February 1, 2000 and May 24, 2002, respectively, are hereby incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 have been sent or given to employees of the Registrant who participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2004, filed by the Registrant on March 14, 2005.

(2)	Annual Report on 11-K for the year ended December 31, 2004, filed by the Registrant on June 29, 2005.

(3)	Quarterly Report on Form 10-Q for the quarter ended April 1, 2005, filed by the Registrant on May 5, 2005.

(4)	Current Reports on Form 8-K filed by the Registrant on February 7, 2005, February 8, 2005, March 28, 2005, March 31, 2005, May 2, 2005 and May 5, 2005.

(5)	The description of the Registrant’s common shares contained in the Registration Statement on Form S-4, filed by the Registrant on February 1, 2000, including any amendment or report filed for the purpose of updating that description.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock being offered by this Registration Statement has been passed upon for the Registrant by Thompson Hine LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant will indemnify, to the full extent then permitted by law, any director or officer or former director or officer of the Registrant who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the

Registrant’s Board of Directors or an officer, employee or agent, or is or was serving at the Registrant’s request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant will pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof.

     To the full extent then permitted by law, the Registrant may indemnify employees, agents and other persons and may pay expenses, including attorney’s fees, incurred by any employee, agent or other person in defending any action, suit or proceeding as such expenses are incurred, in advance of the final disposition thereof.

     The indemnification and payment of expenses described above will not be exclusive of, and will be in addition to, any other rights granted to any person seeking indemnification under any law, the Registrant’s amended and restated articles of incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors or an officer, employee or agent, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The Registrant may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described above against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which we have a financial interest.

     The Registrant, upon approval by the Board of Directors, may enter into agreements with any persons who it may indemnify under its amended and restated code of regulations or under law and may undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not we would have the power under law or its amended and restated code of regulations to indemnify any such person.

     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

     Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on page 6 and are incorporated herein by reference.

     Brush Engineered Materials Inc. has received a determination letter from the Internal Revenue Service dated July 25, 2002 that the Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”). The Corporation hereby undertakes to submit any amendments to the Plan to the Internal Revenue Service in a timely manner and will make all changes required under the Code to maintain the tax qualification of the Plan.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 3, 2005.

BRUSH ENGINEERED MATERIALS INC.
By: /s/ Michael C. Hasychak

Michael C. Hasychak, Vice President, Secretary and Treasurer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on August 3, 2005.

Signature	Title

* Gordon D. Harnett	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

* John D. Grampa	Vice President Finance and Chief Financial Officer (principal financial and accounting officer)

* Albert C. Bersticker	Director

* Joseph P. Keithley	Director

* William B. Lawrence	Director

* William P. Madar	Director

* William G. Pryor	Director

* N. Mohan Reddy Ph.D.	Director

* William R. Robertson	Director

* John Sherwin, Jr.	Director

*	by Michael C. Hasychak, attorney-in-fact.

     Pursuant to the requirements of the Securities Act, the administrator of the Brush Engineered Materials Inc. Savings and Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on August 3, 2005.

BRUSH ENGINEERED MATERIALS INC. SAVINGS AND INVESTMENT PLAN
By: /s/ Michael C. Hasychak

Vice President, Treasurer and Secretary for the Administrator, Brush Engineered Materials Inc.

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

4(a)	Amended and Restated Articles of Incorporation of Registrant (filed as Annex B to the Registration Statement on Form S-4 filed by the Registrant on February 1, 2000, Registration No. 333-95917, and incorporated herein by reference.)

4(b)	Amended and Restated Code of Regulations of Registrant.

4(c)	Rights Agreement, dated as of May 10, 2000, by and between Registrant and National City Bank, N.A. as Rights Agent.

4(d)	First Amendment to Rights Agreement, dated as of December 7, 2004, by and between Registrant and LaSalle Bank, N.A. as Rights Agent (filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on December 13, 2004, and incorporated herein by reference.)

5	Opinion of Thompson Hine LLP as to the legality of the securities being registered.

23	Consent of Ernst & Young LLP.

24	Power of Attorney for each officer and director of Brush Engineered Materials Inc. signing this Registration Statement through an attorney-in-fact.